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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 17, 1997
                                                 ------------------------------

                      Byron Preiss Multimedia Company, Inc.
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             (Exact name of registrant as specified in its charter)


New York                             1-13084                   13-3676574
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State or other                     (Commission              (I.R.S. Employer
jurisdiction                       File Number)            Identification No.)
of incorporation)



      24 West 25th Street, New York, New York                     10010
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     (Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code        (212) 989-6252
                                                   ----------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 7.  Financial Statements and Exhibits:


                  (a)      Financial Statement of businesses acquired.

                                    Not applicable.

                  (b)      Pro Forma financial information.

                                    Not applicable.

                  (c)      Exhibits:

                           10.1     Form of Offshore Securities
                                    Subscription Agreement.

                           10.2     Form of 6% Convertible Debenture
                                    payable by the Company.

                           10.3     Form of Warrants issued in
                                    connection with the Transaction.


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Item 9.  Sales of Equity Securities Pursuant to Regulation S


                  On October 17, 1997 and October 29, 1997, Byron Preiss Multimedia Company, Inc. (the "Company") completed the sale (the "Transaction") of 6% Convertible Debentures due October 31, 1999 (the "Debentures") in an aggregate principal amount of $100,000 and $150,000, respectively, in reliance upon exemption from registration under Regulation S ("Regulation S") afforded by the Securities Act of 1933, as amended to Reva Trading (Proprietary) Limited (the "Investor").

                  In connection with the Transaction, the Company received net proceeds in the amount of approximately $227,500 (excluding legal, accounting and other miscellaneous expenses), which, at this time, the Company intends to use to complete acquisitions and for additional working capital. The proceeds are net of an 8% commission and 1% unaccountable expense allowance paid to Heritage Equities Ltd. The Debentures are convertible, at the holders (the "Holders") option, anytime commencing 60 days after the issue thereof, into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lower of (a) 75% of the average closing bid price of the Common Stock for the five (5) business days immediately preceding the conversion date or (b) 80% of the average of the closing bid price of the Common Stock for the five (5) business days immediately preceding the date of subscription by the Holder thereof, in each case as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Company is entitled, at its option, to redeem part or all of the Debentures being converted by paying to the Holders the product of (i) the aggregate principal amount of the Debentures being redeemed, and (ii) 130%.

                  In connection with the Transaction, the Company entered into an Offshore Securities Subscription Agreement with the Investor pursuant to which, among other things, the Investor made certain representations and warranties relating to its respective purchase of the securities in accordance with the requirements and conditions of Regulation S and agreed to take all necessary steps to ensure compliance with Regulation S.

                  In addition, the Company issued warrants (the "Warrants") to the Investor to purchase an aggregate of 50,000 shares of Common Stock. The Warrants are exercisable for shares of Common Stock at any time through October 31, 1999 at a purchase price of $1.00 per share, which price may be adjusted upon the stock splits and capital reorganizations. The holder of the Warrant represented that it is purchasing the Warrant in accordance with the requirements and conditions of Regulation S.

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Signatures.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      BYRON PREISS MULTIMEDIA COMPANY, INC.


                                            By:  /s/ James R. Dellomo
                                                 ------------------------------
                                                 Name:  James R. Dellomo
                                                 Title: Chief Financial Officer


Date: November 3, 1997


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